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[LOGO OF MANTECH APPEARS HERE]

                                             Peter LaMontagne
ManTech International Corporation            Corporate Vice President
12015 Lee Jackson Highway                    703-218-8200
Fairfax, VA 22033-3300                       703-218-8296 (fax)
www.mantech.com                              Corporatecommunications@mantech.com

FOR IMMEDIATE RELEASE

                ManTech International Corporation to Acquire IDS

FAIRFAX, Virginia -- February 24, 2003 - ManTech International Corporation (Nasdaq: MANT), a Fairfax, Virginia-based IT and technical services solution provider supporting Department of Defense and intelligence community customers, announced today the signing of a definitive agreement to acquire Integrated Data Systems (IDS), a Chantilly, Virginia-based software development and systems integration/networking services company supporting national intelligence and Department of Defense customers. Founded in 1990, privately-held IDS delivers technology solutions and products in four core areas: software development, systems engineering/networking, information assurance, and government acquisition/procurement support software. IDS has developed secure, advanced messaging and collaboration applications and solutions in support of a wide variety of national security networks and systems. IDS is also one of Microsoft's leading certified partners supporting U.S. Government classified intelligence community programs. Over 80% of IDS' 230 employees hold Top Secret security clearances with special access to Sensitive Compartmented Information
(SCI) programs.

Over 80% of IDS' 2002 revenue of approximately $40 million came from DoD or intelligence community customers and the balance from other federal government programs. IDS' customers include civilian and military intelligence organizations such as the Defense Intelligence Agency (DIA) and Department of Defense special programs. IDS also supports customers at the CIA, NSA, FBI, Executive Office of the President, United States Congress, and the U.S. Postal Service.

The IDS acquisition will be ManTech's third since its initial public offering in February 2002 and the first since completing a follow-on public offering in December 2002. ManTech acquired Aegis Research Corporation in August 2002 and CTX Corporation in December of the same year. Both companies provide information technology and technical services support primarily to DoD and intelligence community customers.

Commenting on the proposed acquisition, ManTech International Corporation Chairman of the Board, CEO, and President, George J. Pedersen stated, "We are very pleased to be welcoming IDS to the ManTech family of companies, and we look forward to the opportunities that IDS will bring to the enterprise." Pedersen concluded, "Over the past

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ManTech International Corporation to Acquire IDS
February 24, 2003
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year, through internal expansion and the acquisition of Aegis Research, CTX, and now IDS, ManTech has significantly broadened its capabilities in support of priority national security programs to take advantage of favorable spending trends within the DoD and intelligence community."

IDS Founder, President and CEO, Mr. Robert Coleman commented, "Together with ManTech and its recent acquisitions, I am confident that our customers will benefit from the resources of a larger enterprise, allowing us to expand quickly beyond existing boundaries while still maintaining the high-level of customer satisfaction that has been IDS' hallmark." ManTech also announced that after the acquisition closes, Mr. Coleman and other senior IDS executives will continue in their current positions, and IDS will operate under ManTech's National Security Solutions Group (NSSG), the company's lead business unit supporting intelligence community customers. NSSG President Evan Hineman affirmed the strategic value of the proposed transaction, stating, "The IDS team brings ManTech access to new intelligence and DoD customers along with outstanding software and IT skills that will benefit the entire enterprise."

"ManTech in 2003 is a very different company from the ManTech of just one year ago--we are focused on the transformational power of information technology, a reflection of the changes and priorities we see in our intelligence community and DoD customers," observed Hineman, a ManTech Executive Vice President and former Deputy Director for Science and Technology at the Central Intelligence Agency. Hineman added, "We see tremendous potential in the combined strengths of ManTech, IDS, CTX, and Aegis Research."

Robert Coleman noted that he looks forward to working with Hineman and other ManTech executives and commented, "Also important to us is that ManTech remains committed to the entrepreneurial culture that has enabled IDS to grow to become a leading solution provider for intelligence and DoD customers."

According to the terms of the agreement, ManTech will pay all cash to acquire IDS for $57.7 million (net of cash) plus estimated purchase price adjustments of approximately $5 million to be finalized after closing. The transaction is also subject to an earnout provision, the terms of which were not released. ManTech advised that the transaction is expected to close within 20 days. Quarterdeck Investment Partners, LLC acted as financial advisor to ManTech on the transaction. BB&T Capital Markets represented IDS on the sale.

ManTech will fund the acquisition using proceeds from its follow-on public offering, completed in December 2002. "As was the case with Aegis Research and CTX, this deal meets all of our acquisition criteria: IDS brings new technology, new customers, and new management and technical personnel to ManTech--all in our core DoD and intelligence community marketplace," commented ManTech Executive Vice President and Chief Financial Officer, John A. Moore, Jr.

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ManTech International Corporation to Acquire IDS
February 24, 2003
Page 3

Moore further noted that the $62.7 million purchase price (which includes the estimated purchase price adjustment) equates to approximately 12.2 times IDS' calendar year (CY) 2002 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). The acquisition will also provide cash tax savings to ManTech due to the deductibility of goodwill of approximately $22.5 million over 15 years. The goodwill is deductible because the shareholders of IDS are making a Section 338 h(10) election under the IRS code, which is a condition to closing. The effective purchase price (after taking into account the net present value of this tax savings) is, therefore, approximately 9.9 times IDS' CY 2002 EBITDA.

"We expect this acquisition to be accretive to ManTech's earnings immediately," continued Moore, "adding approximately $0.05 - $0.07 to our earnings per share in 2003." Moore stated that IDS' revenue growth rate exceeded 80 percent in CY 2002, reaching approximately $40 million from $21 million in 2001. ManTech expects IDS revenue to grow at least 15% in CY 2003. ManTech also reported that IDS' EBITDA margins have exceeded 10% over the last two calendar years ending December 31, 2002 and that these EBITDA margins are expected to continue in CY 2003.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and 34 countries worldwide. Additional information on ManTech can be found at www.mantech.com.

About IDS:

Integrated Data Systems (IDS) is a technology solutions company that specializes in software development, systems integration, network design/support, messaging and collaboration strategies, Internet/Intranet information systems, and information security. Founded in 1990, IDS has earned a reputation for providing high-quality, successful solutions. With over 230 professionals (80% with Top Secret/SCI clearances), we focus primarily on priority national defense and intelligence community customers.

Statements made in this press release which do not address historical facts could be interpreted to be forward-looking statements. Examples of such forward looking statements include the closing of the transaction as anticipated, the accretive effects of the acquisition, experiencing favorable results from acquisition synergies, experiencing increased spending trends within the DoD and intelligence community and the treatment and deductibility of goodwill. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause

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ManTech International Corporation to Acquire IDS
February 24, 2003
Page 4

actual results to differ materially from those anticipated include, but are not limited to the following: failure to close the acquisition or successfully integrate IDS into the company's operations, failure to retain the IDS officers and employees, failure to realize any accretive effects from the acquisition; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; our ability to complete and successfully integrate acquisitions which appropriately achieve our strategic plans; material changes in laws or regulations applicable to the company's businesses and other risk factors discussed in the company's filings under the Securities Act of 1933. The statements in this press release are made as of February 24, 2003, and the Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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